Exhibit 99.28(e)(2)

FIRST AMENDMENT TO
DISTRIBUTION AGREEMENT

This First Amendment (the “Amendment”) to the Distribution Agreement (the “Distribution Agreement”) dated as of January 4, 2010 by and between DundeeWealth Funds (formerly known as BHR Institutional Funds), an open-end management investment company (the “Client”) and Foreside Fund Services, LLC, a Delaware limited liability company (“FFS”) is effective as of October 1, 2010 (the “Effective Date”).

WHEREAS, the Client and FFS desire to amend Exhibit A of the Distribution Agreement to reflect the addition of a fund to the list of Funds;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Distribution Agreement.

II.	Exhibit A to the Distribution Agreement is hereby amended and restated as provided on Appendix A attached hereto.

III.	All other terms, conditions, provisions and sections of the Distribution Agreement remain in effect and are hereby incorporated herein by reference.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the date set forth above.

DUNDEEWEALTH FUNDS		FORESIDE FUND SERVICES, LLC

By:	/s/ Amy D. Duling	By:	/s/ Richard J. Berthy
Print Name:	Amy D. Duling	Print Name:	Richard J. Berthy
Title:	Managing Partner	Title:	Vice President

APPENDIX A
AMENDED EXHIBIT A TO THE
DISTRIBUTION AGREEMENT BETWEEN
DUNDEE WEALTH FUNDS AND FORESIDE FUND SERVICES, LLC

EXHIBIT A
Funds and Class of the Client
As of October 1, 2010

Fund Names

JOHCM International Select Fund
Dynamic Energy Fund
Dynamic Energy Income Fund
Dynamic Global Growth Fund
Dynamic Growth Navigator Fund
Dynamic Infrastructure Fund
Dynamic Natural Resources Fund
Dynamic Contrarian Advantage Fund
Dynamic Discovery Fund
Dynamic Gold & Precious Metals Fund
Dynamic Canadian Value Fund
Dynamic U.S. Growth Fund
Dynamic U.S. Value Fund
Smith Group Large Cap Core Growth Fund
Mount Lucas U.S. Focused Equity Fund